Exhibit 10.55
                            NOTE AMENDMENT AGREEMENT

         This Agreement is made and entered into freely and voluntarily and is effective as of July 1, 1995, by and between Ronald A. McPherson (hereinafter referred to as "McPherson") and The Antigua Group, Inc., a Nevada corporation which is the successor in interest to a Delaware corporation having the same name (hereinafter referred to as "Antigua").

RECITALS

         A. McPherson and Antigua are the parties to a Stock Repurchase Agreement dated as of January 1, 1993 (the "1993 Agreement"), whereby Antigua agreed to purchase certain shares of Antigua stock from McPherson.

         B. As part of the purchase price, Antigua issued to McPherson Antigua's non-negotiable promissory note, dated January 1, 1993, in the principal amount of $334,619 (the "1993 Note").

         C.       The parties now wish to modify the terms of the 1993 Note.

COVENANTS

         In Consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, and for other valuable consideration, the amount and sufficiency of which is hereby acknowledged, McPherson and Antigua agree as follows:

         1. The New Note. The parties agree that the 1993 Note is hereby cancelled and replaced for all purposes by the new note (the "1995 Note"), which is attached to this Agreement as Exhibit A and incorporated herein by this reference.

         2. Entire Agreement. This Agreement contains the entire understanding of the parties concerning its subject matter and supersedes all prior and contemporaneous oral and written negotiations, promises, commitments and agreements.

         3. Affirmation of the 1993 Agreement. Except as specifically provided in this Agreement, the terms and provisions of the 1993 Agreement are hereby reaffirmed by the parties in accordance with their terms.

         4. Parties Bound and Assignability.

                  a. This Agreement shall be binding upon the parties hereto and their respective representatives, agents, successors and assigns.

                  b. Neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by either party hereto without the written consent of the other party.

         5. Governing Law. This Agreement has been negotiated and entered into in the State of Arizona and shall be governed by, construed and enforced in accordance with the laws of the State of Arizona. Venue for any action concerning this Agreement shall lie only in the state or federal courts in Maricopa County, Arizona.

         6. Continuing Cooperation. Each party to this Agreement shall be obligated hereunder to perform such other and further acts, including without limitation the execution of any documents or instruments which are reasonable and may be necessary or convenient in carrying out the purpose and intent of this Agreement.



/s/ Ronald A. McPherson
Ronald A. McPherson
                                              THE ANTIGUA GROUP, INC.


                                              By:      /s/ Thomas E. Dooley
                                              Its:     Chairman of the Board/CEO

                                    EXHIBIT A

                             THE ANTIGUA GROUP, INC.
                           SECOND AMENDED AND RESTATED
                               NON-NEGOTIABLE NOTE

Dated:  January 1, 1993                                              $334,619.00
                                                             Scottsdale, Arizona

         THE ANTIGUA GROUP, INC., a Nevada corporation ("Maker"), for value received, hereby promises to pay to the order of Ronald A. McPherson ("Payee"), at Scottsdale, Arizona, or such other place as Payee may designate from time to time in writing, the principal sum of $334,619.00, together with interest accrued as provided below, on or before June 30, 1998 (the "Maturity Date").

         Simple interest, which shall be payable monthly in arrears on or before the first day of each month, shall accrue on the unpaid balance of the principal outstanding hereunder from time to time commencing on January 1, 1993, through and including the Maturity Date, at the rate of 6% per year. All unpaid principal amounts and all accrued but unpaid interest shall be due and payable on July 1, 1998. Principal payments in the amount of $83,654.75 shall be made on each of June 30, 1994, July 1, 1996; July 1, 1997; and July 1, 1998.

         If the Maturity Date or any due date is not a business day, payment hereunder shall be made on the next succeeding business day. Maker hereby expressly waives any presentment, demand, protest or notice in connection with this Note now, or hereafter, required by applicable law.

         Maker hereby agrees to pay (i) all costs, expenses and fees (including reasonable fees and expenses of counsel) incurred by Payee for enforcement of this Note if any Event of Default occurs hereunder, and (ii) any stamp or documentary tax or any similar charge imposed in connection with the execution, delivery, amendment, performance or enforcement of this Note; and each of (i) and (ii) above shall be deemed obligations due and payable under this Note.

                           Stock Repurchase Agreement
                           --------------------------

         This Note is a non-negotiable promissory note (herein called the "Note"), limited in principal amount to $334,619.00 and issued in conjunction with a Stock Repurchase Agreement dated the same date as this Note (herein called the "Stock Repurchase Agreement"), between Maker and Payee. This Note is governed by the provisions of the Stock Repurchase Agreement and reference is made to the Stock Repurchase Agreement for certain rights, limitations of rights, obligations and duties of Maker and Payee.

                                   Repayments
                                   ----------

         Maker shall have the right, at any time and from time to time, to repay the outstanding principal amount of this Note or any portion thereof without penalty or premium and without paying any accrued interest thereon except (i) if the outstanding principal amount of this Note is reduced to zero by any such repayment Maker shall therewith pay all accrued interest and (ii) on the Maturity Date Maker shall pay all accrued interest (as herein provided).

                                    Defaults
                                    --------

         In case an Event of Default (as defined herein) shall have occurred and be continuing, this Note (together with all interest accrued hereon) may be declared, by Payee giving notice to Maker, and upon such declaration shall become, immediately due and payable.

         The following shall be Events of Default.

         a. Payment of Principal and Interest. Maker shall fail for 10 calendar days after receiving notice thereof, to pay, after it becomes due, any installment of principal or interest required hereunder.

         b. Performance of Covenants and Agreements. Maker shall be in default in the performance of any covenant or agreement contained in this Note or the Stock Repurchase Agreement for 30 calendar days after receiving notice thereof.

                                  Miscellaneous
                                  -------------

1. Assignment or Transfer. Neither this Note nor the rights, obligations, duties, liabilities or privileges arising here-under may be assigned or transferred by Maker or Payee to any person without the prior written consent of the other, and any assignment or transfer without such consent shall be void.

2. Governing Law. This Note shall be governed by and construed and enforced under the laws of the State of Arizona.

3. Notices. All notices, demands and requests required or permitted by this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, or (iii) five days after posting when sent by United States registered or certified mail, with postage paid; if directed to the person or entity to which notice is to be given at his or its address set forth in this section or at any other address such person or entity has designated by notice.

         Address for Maker:

                  The Antigua Group

                  9319 North 94th Way
                  Scottsdale, AZ  85258
                  Attention: Chief Executive Officer

         Address for Payee:

                  Ronald A. McPherson
                  11654 North 109th Street
                  Scottsdale, Arizona 85259

4. Severability. If one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


         IN WITNESS WHEREOF, Maker has caused this Note to be executed in its corporate name as of the date first above written.

                                                THE ANTIGUA GROUP, INC.


                                                By: /s/ Thomas E. Dooley

                                                Title: Chairman of the Board/CEO